EXHIBIT 99.1
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FOR IMMEDIATE RELEASE

CONTACT:
--------

Doni Fordyce
L-1 Identity Solutions
203-504-1109
dfordyce@L1ID.com


       L-1 IDENTITY SOLUTIONS TO ACQUIRE ID SYSTEMS BUSINESS FROM DIGIMARC
          CORPORATION FOR APPROXIMATELY $250 MILLION IN STOCK AND CASH

       Complementary Expertise will Provide More Secure and Cost Effective
                 Credentialing Solutions for Customers Worldwide

STAMFORD, CT. -- MARCH 24, 2008 -- L-1 Identity Solutions, Inc. (NYSE: ID), a leading provider of identity solutions and services, today announced it has entered into a definitive agreement to acquire the ID Systems business of Digimarc Corporation (Nasdaq: DMRC) in a stock and cash transaction valued at approximately $250 million. The acquisition has been approved by the respective Board of Directors of each company.

Under the terms of the definitive agreement, Digimarc stockholders will receive approximately 50 percent of the purchase consideration in shares of L-1 stock and 50 percent in cash. Digimarc stockholders will also receive shares in a new company bearing the Digimarc name and holding Digimarc's digital watermarking business. The cash consideration is approximately $120 million. The number of L-1 shares to be issued will be based on the average price of the stock over the 20 consecutive trading days ending five days prior to closing of the transaction, and will be fixed at approximately 10.3 million shares if the average trading price of L-1's stock is between $11 and $14. If the price of L-1 shares exceeds $14 per share, the number of shares to be issued will be reduced. Under the definitive agreement, the maximum number of L-1 shares that can be issued is 11.3 million. L-1 has agreed to invest $5 million in new Digimarc. For a more detailed description of the terms and conditions of the transaction, please review the public filing of the agreement.

"The synergies between our secure credentialing businesses make this a natural combination and one that will deliver great benefit to our customers and the industry," said Robert V. LaPenta, Chairman and CEO of L-1 Identity Solutions. "Digimarc's expertise in centralized production of credentials, together with L-1's biometric recognition and document authentication capabilities, will enable us to provide a secure end-to-end solution for issuance of government credentials like driver's licenses. Additionally, we believe that together we will offer the best in class technology to meet the needs of U.S. and international credentialing programs."

Following the closing of the transaction, on a pro forma calendar 2008 basis, L-1 is expected to have revenues of approximately $670 million, Adjusted EBITDA of $110 million including operational efficiencies, unlevered free cash flow of $75 million and a backlog of approximately $1 billion. In addition, L-1 expects to recognize synergies and additional operating efficiencies once the businesses are combined. The transaction is expected to be accretive to L-1 earnings.

"L-1 has state-of-the-art biometric recognition and authentication capabilities that are integral to making our credential production process for national and international customers more secure and complete," said Bruce Davis, CEO and Chairman of the Board of Digimarc. "Furthermore, our combined knowledge in international markets will enable us to reach more potential customers with an expanded portfolio of innovative credentialing solutions, including national ID cards. The combination of the two will also help speed adoption globally by


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introducing a more streamlined and cost effective process into the international marketplace."

L-1 believes that the combination of L-1 and Digimarc's Secure ID business will bring significant synergies and benefits to the identity management industry. The company's customers will have a choice of secure credentialing production systems, including central issuance, over-the-counter or a hybrid approach that utilizes both methods. The combined security features will deliver best-in-class protection to produce the most secure credentials possible and the industry knowledge of the combined teams will foster the development of superior next-generation security functionality for future applications. The increased industry knowledge and cross-border relationships will help secure identities across the globe in emerging markets such as Russia and Asia-Pacific, as well as with Canadian and Mexican biometric credentialing programs. Leveraged synergies between the businesses will reduce the cost structures of both organizations to drive greater operational efficiency and shareholder value. These benefits also will be passed directly to the customer for improved customer service from the combined call center and field service teams, bolstered competency of the entire organization from acquired back office systems and processes, and valuable savings with more competitive pricing from economies of scale.

The transaction is expected to close in the second half of 2008 and is subject to customary regulatory approvals and other closing conditions, including approval by Digimarc stockholders at the stockholder meeting and the spin-off of the digital watermarking business. The Company may also consider a stock buyback depending upon market conditions and subject to compliance with applicable law.

ABOUT L-1 IDENTITY SOLUTIONS

L-1 Identity Solutions, Inc. (NYSE: ID), together with its portfolio of companies, offers a comprehensive set of products and solutions for protecting and securing personal identities and assets. Leveraging the industry's most advanced multi-modal biometric platform for finger, face and iris recognition, our solutions provide a circle of trust around all aspects of an identity and the credentials assigned to it -- including proofing, enrollment, issuance and usage. With the trust and confidence in individual identities provided by L-1 Identity Solutions, government entities, law enforcement and border management agencies, and commercial enterprises can better guard the public against global terrorism, crime and identity theft fostered by fraudulent identity. L-1 Identity Solutions is headquartered in Stamford, CT. For more information, visit www.L1ID.com.

ABOUT DIGIMARC CORPORATION

Digimarc Corporation (NASDAQ:DMRC), based in Beaverton, Oregon, is a leading supplier of secure identity and media management solutions. Digimarc provides products and services that enable the annual production of more than 60 million personal identification documents, including two-thirds of U.S. driver licenses and IDs for more than 25 countries. Digimarc's digital watermarking technology provides a persistent digital identity for various media content and is used to enhance the security of financial documents, identity documents and digital images, and support other media rights management applications.

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ADJUSTED EBITDA

L-1 Identity Solutions uses Adjusted EBITDA as a non-GAAP financial performance measurement. Adjusted EBITDA is calculated by adding back to net income (loss) interest, income taxes, depreciation, amortization, impairments of long term assets and stock-based compensation expense. Adjusted EBITDA is provided to


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investors to supplement the results of operations reported in accordance with
GAAP. Management believes Adjusted EBITDA is useful to help investors analyze the operating trends of the business before and after the adoption of SFAS 123(R) and to assess the relative underlying performance of businesses with different capital and tax structures. Management believes that Adjusted EBITDA provides an additional tool for investors to use in comparing L-1 Identity Solutions financial results with other companies in the industry, many of which also use Adjusted EBITDA in their communications to investors. By excluding non-cash charges such as amortization, depreciation and stock-based compensation, impairments of long term assets as well as non-operating charges for interest and income taxes, investors can evaluate the Company's operations and can compare its results on a more consistent basis to the results of other companies in the industry. Management also uses Adjusted EBITDA to evaluate potential acquisitions, establish internal budgets and goals, and evaluate performance of its business units and management.

L-1 Identity Solutions considers Adjusted EBITDA to be an important indicator of the Company's operational strength and performance of its business and a useful measure of the Company's historical and prospective operating trends. However, there are significant limitations to the use of Adjusted EBITDA since it excludes interest income and expense and income taxes, all of which impact the Company's profitability, as well as depreciation and amortization and impairments related to the use of long term assets which benefit multiple periods. L-1 Identity Solutions believes that these limitations are compensated by clearly identifying the difference between the two measures. Consequently, Adjusted EBITDA should not be considered in isolation or as a substitute for net income (loss) presented in accordance with GAAP. Adjusted EBITDA as defined by the Company may not be comparable with similarly named measures provided by other entities.

UNLEVERED FREE CASH FLOW

Unlevered Free Cash Flow represents cash flow from operating activities, plus cash interest expense and cash income taxes, less interest income, and capital expenditures. L-1 believes unlevered free cash flow is a useful measure for assessing the company's liquidity, meeting its debt service requirements and making acquisitions. Unlevered free cash flow is not necessarily comparable to similar measures used by other entities and is not a substitute for GAAP measures of liquidity such as cash flows from operating activities.

FORWARD LOOKING STATEMENTS

This news release contains forward-looking statements that involve risks and uncertainties. Forward-looking statements in this press release and those made from time to time by L-1 Identity Solutions through its senior management are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements reflect the Company's current expectations based on management's beliefs and assumptions and information currently available and actual results could differ materially from these expectations. Certain factors that could cause or contribute to such differences include, among other things, the ability of the Company and Digimarc to obtain necessary regulatory approvals, consummate the spin-off of the digital watermarking business and satisfy other conditions in order to successfully close the transaction on a timely basis, availability of government funding for the Company's products and solutions, general economic and political conditions and the unpredictable nature of working with government agencies. Additional risks and uncertainties are described in the Securities and Exchange Commission ("SEC") filings of L-1 Identity Solutions, including the Company's Form 10-K for the year ended December 31, 2007. L-1 Identity Solutions expressly disclaims any intention or obligation to update any forward-looking statements.



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ADDITIONAL INFORMATION

In connection with the proposed merger, L-1 Identity Solutions will file with the SEC a Registration Statement on Form S-4 that will include a proxy statement of Digimarc that also constitutes a prospectus of L-1 Identity Solutions. Digimarc will mail the proxy statement/prospectus to its stockholders. L-1 Identity Solutions and Digimarc urge investors and security holders to read the proxy statement/prospectus regarding the proposed merger when it becomes available because it will contain important information. You may obtain copies of all documents filed with the SEC regarding this transaction, free of charge, at the SEC's website (www.sec.gov). You may also obtain these documents, free of charge, from L-1 Identity Solutions' website (www.L1id.com) under the tab "Investor Relation" and then under the heading "Financial Information" then under the item "SEC Filings". You may also obtain these documents, free of charge, from Digimarc's website (www.digimarc.com) under the heading "Investors" and then under the tab "SEC Filings."

L-1 Identity Solutions, Digimarc and their respective directors, executive officers and certain other members of management and employees may be soliciting proxies from Digimarc stockholders in favor of the merger. Information regarding the persons who may, under the rules of the SEC, be deemed participants in the solicitation of the Digimarc stockholders in connection with the proposed merger will be set forth in the proxy statement/prospectus when it is filed with the SEC. You can find information about L-1 Identity Solutions' executive officers and directors in its definitive proxy statement filed with the SEC on March 20, 2008. You can find information about Digimarc's executive officers and directors in its definitive proxy statement filed with the SEC on March 12, 2008. You can obtain free copies of these documents from L-1 Identity Solutions and Digimarc using the contact information above.